PROMISSORY NOTE

THIS NOTE MUST BE SURRENDERED UPON PAYMENT IN FULL

$ 239,092.60                                           Miami, FL                                           Date: 05/31/2007

Upon twelve (12) months after date, or earlier at Borrower discretion, for value received, Fuego Entertainment, Inc., Borrower, promises to pay to the order of Hugo M. Cancio, Lender, the sum of Two Hundred Thirty Nine Thousand, ninety two dollars and sixty cents. ($239,092,60). This amount will carry a 15% interest to be paid in full interest and principal by no later than June 1, 2008 period, unless the parties mutually agree to restructure the note at the time of its maturity.

There is no collateral for this Note nor a prepayment penalty. Borrower agrees to pay lender 18% interest for late payments and also agrees to pay for any collection cost or legal cost incurred in the event borrower defaults on this Note.

All payments prior to the expiration of the Note will be applied to principal first.

This Note supersedes any previous Notes between the parties.

The content and existence of this Note shall be kept confidential among the parties, unless is obligated to be disclosed pursuant to applicable law, regulation or legal process.

This Note contains the entire agreement and supersedes all prior and contemporaneous communications, understandings and agreements, if any, between the parties regarding the Note.  No modifications of this Note or waiver of the terms and conditions hereof shall be binding, unless approved by both parties in writing.

This Note shall be construed and enforced in accordance with the laws of the state of Florida, except to the extent superseded by federal law.  Any action or proceeding brought or arising out of or related to this Note shall be brought in the Florida. Recipient consents to personal and subject matter jurisdiction of Florida for purposes of any action or proceeding.

All sums due shall be payable in lawful money of the United States.

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By: Fuego Entertainment, Inc., Borrower                                                                                     By: Hugo M. Cancio, Lender
Its: CEO, Hugo M. Cancio                                                                                                              Individually